UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2017

UQM Technologies, Inc.
(Exact name of registrant as specified in its charter)

Colorado	1-10869	84-0579156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4120 Specialty Place
Longmont, Colorado 80504
(Address of principal executive offices, including zip code)

(303) 682-4900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03CREATION OF A DIRECT FINANCIAL OBLIGATION.

On March 15, 2017, UQM Technologies, Inc. (“UQM” or the “Company”) entered into a non-revolving line of credit for $5.6 million with a bank.  The interest rate is variable based upon the one month LIBOR rate plus 4.0% per annum on the outstanding balance.  Interest is payable monthly.  The non-revolving line of credit will expire on March 15, 2019 and the amounts repaid during the term of the loan may not be reborrowed.  At the expiry date, all outstanding principal and interest amounts are due.  The loan may be paid in full before the expiration date with no penalties.  The loan is secured by the Company’s manufacturing facility and requires that the building be listed for sale and that the Company maintain liquid assets of a minimum of $1.5 million at the end of each quarter starting on June 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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UQM TECHNOLOGIES, INC.

Dated: March 20, 2017	By: /s/DAVID I. ROSENTHAL
David I. Rosenthal
Treasurer, Secretary and Chief Financial Officer